EXHIBIT 10.28

SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2013, by and between The Mint Leasing, Inc., a Nevada corporation (the “Company”), and MNH Management LLC, a Delaware limited liability company (the “Lender”).

Capitalized terms not otherwise defined herein have the meaning set forth in that certain Amended and Restated Loan and Security Agreement by and between Lender, as lender, and the Company, The Mint Leasing, Inc., a Texas corporation and The Mint Leasing South, Inc., a Texas corporation, as joint and several borrowers, of even date herewith (as amended form time to time, the “Loan Agreement”).

RECITALS

WHEREAS, the Company has issued to the Lender a warrant, of even date herewith, to acquire from the Company up to Twenty Million (20,000,000) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Issuance of Warrant. On the date of execution of this Agreement, the Company is hereby issuing to Lender, and Lender agrees to acquire from the Company, a seven-year warrant to acquire 20,000,000 shares (as adjusted pursuant to the terms of the warrant, the “Warrant Shares”) of Common Stock, at an exercise price of $0.05 per share, subject to the “Put Option” described therein and subject to adjustment in accordance with the terms of the warrant, in the form annexed hereto as Exhibit A (as the same may hereafter be amended, the “Warrant”).

2.           Closing; Deliveries.

2.1           Closing Obligations of Company. On or prior to the date hereof, the Company shall have taken and shall take all actions necessary to issue the Warrant to Lender and to consummate the transactions contemplated hereby, including, without limitation, delivery or causing to be delivered to Lender on the date hereof the following:

(i)	the Warrant, duly executed and delivered by the Company;

(ii)           the other Loan Documents to which the Company is a party, duly executed and delivered by the Company;

(iii)           such other certificates, documents, receipts and instruments as Lender or its legal counsel may reasonably request.

2.2           Closing Obligations of Lender.  On or prior to the date hereof, Lender shall have taken and shall take all actions necessary for consummation by Lender of the transactions contemplated hereby.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Lender as follows:

3.1           Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the Company and its Subsidiaries has the corporate power and authority to own and operate its properties and assets; to execute, deliver and perform or cause to be executed, delivered and performed this Agreement ; and to carry on its business as presently conducted.

3.2	Capitalization; Voting Rights.

(i)           The authorized and issued capital stock of the Company and of each Subsidiary as of the date hereof is described on Schedule 3.2 annexed hereto.

(ii)           Except as disclosed in Schedule 3.2, other than: (i) Common Stock reserved for issuance under the Company’s stock option plans and (ii) the Warrant, there are no outstanding options, warrants, rights (including, but not limited to, conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other arrangements or agreements of any kind for the purchase or acquisition from the Company or its Subsidiaries, of any of their securities.  Neither the offer, issuance or sale of any of, or the issuance of any of, the Warrant or the Warrant Shares, nor the consummation of any transactions contemplated hereby, will result in a change in the price or number of any securities of the Company or its Subsidiaries authorized or issued under anti-dilution or other similar provisions contained in or affecting any such securities.

(iii)           The issuance of the Warrant is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(iv)           All issued and outstanding securities of the Company and its Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws.

(v)           The Warrant Shares have been duly and validly reserved for issuance.  When issued in compliance with the provisions of the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, charges, encumbrances, options, rights of first refusal, security interests, claims, liens, mortgages, pledges, charges, easements, covenants, restrictions, (except as contained herein) obligations, or any other encumbrances (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof and any agreement to grant or to permit or suffer to exist any of the foregoing) or third party rights or equitable interests of any nature whatsoever.

3.3           Authorization; Binding Obligations.  All corporate action on the part of the Company necessary for the authorization of the Warrant, and the performance of the same, has been taken.  The Warrant constitutes the valid and binding obligation of the Company, enforceable against it in accordance with their terms.

3.4           No Conflicts.  Except as set forth in Schedule 3.4 annexed hereto, neither the Company nor any of its Subsidiaries is in violation or default of (a) any term of its formation documents or by-laws or (b) of any provision of any indebtedness for borrowed money, any mortgage, indenture, lease, license, agreement or contract (collectively, “Contracts”) or judgment, order, writ, injunction, or decree (“Orders”).  The execution, delivery and performance of this Agreement will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with, or constitute a default under, any such term or provision of indebtedness for borrowed money, Contract or Order, or result in the creation of any Lien upon any of the securities, properties or assets of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture or nonrenewal of any licenses, permits, franchises, approvals, consents, waiver, notices, authorizations, qualifications, concessions, or the like.

3.5           Registration Rights and Voting Rights.  Except as disclosed in Schedule 3.2, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ securities.  Except as disclosed in Schedule 3.2, to the Company’s best knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

3.6           Valid Offering.  Assuming the accuracy of the representations and warranties of Lender contained in this Agreement, the offer, sale and issuance of the Warrant and the Warrant Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.7           SEC Reports.  The SEC Reports (as defined below) do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.8           Financial Reporting Controls.

(i)           The Company makes and keeps books, records, and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets.  The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors and/or board of managers or other governing body of such Company (the “Board of Directors”) and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

(1)	transactions are executed in accordance with management’s general or specific authorization;

(2)	unauthorized acquisition, use, or disposition of its assets that could have a material effect on the financial statements are prevented or timely detected;

(3)
transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of its management and Board of Directors, as applicable;

(4)	transactions are recorded as necessary to maintain accountability for assets; and

(5)	the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.9           Full Disclosure.  The Company and each of its Subsidiaries has provided the Lender with all information requested by the Lender in connection with the Lender’s decision to enter into this Agreement, including all information each Company and each of its Subsidiaries believe is reasonably necessary to make such investment decision.  Neither this Agreement, the other Loan Documents nor the exhibits and schedules hereto and thereto nor any other document, including without limitation the responses contained in any questionnaire provided to any Company by the Lender, delivered by the Company or any of its Subsidiaries to the Lender or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.10           No Integrated Offering.  Neither the Company, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on the Company’s or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Warrant or the Warrant Shares pursuant to this Agreement or any other Loan Document to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from issuing the Warrant or the Warrant Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Warrant or the Warrant Shares to be integrated with other offerings.

4.           Representations and Warranties of Lender.  Lender hereby represents and warrants to the Company that:

(i)            Authorization; Performance; No Short Sales. (a) Lender has the power and authority to execute, deliver and perform this Agreement, (b) all partnership or corporate action on Lender’s part required for the execution, delivery and performance of this Agreement has been taken, (c) upon execution and delivery, this Agreement is the valid and binding obligation of Lender, enforceable in accordance with its terms, and (d) the Lender will not engage in “short sales” of the issued and outstanding Common Stock while the Warrant is outstanding.

(ii)             Investment Representations.  Lender understands that the Shares are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon such Lender’s representations contained in this Agreement, including, without limitation, that such Lender is an “accredited investor” within the meaning of Regulation D under the Securities Act.  Lender has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be issued to it under this Agreement.

(iii)           Accredited Investor. Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.           Covenants of the Company.  The Company covenants and agrees with Lender as follows:

5.1           Reporting Requirements.  So long as the Warrant has not been exercised or terminated, the Company and its Subsidiaries will timely file with the SEC and state regulatory authorities all reports, documents, information and other material required to be filed or disclosed thereto.

5.2           SEC Reporting.  So long as the Warrant has not been exercised or terminated, and continuing until transfer restrictions on the underlying shares of Common Stock have been removed so as to permit a public sale thereof without restriction, the Company shall comply with all reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, making available all required current information regarding the Company under Rule 144 under the Securities Act, so as to enable Lender to effect resales of the Warrant Shares under Rule 144.  The Company shall cooperate with Lender in connection with all resales pursuant to Rule 144 and provide legal opinions necessary to allow such resales, provided the Company and its counsel receive reasonably requested representations from Lender and broker, if any.

5.3           Indemnification.  The Company and its Subsidiaries agree, jointly and severally, to indemnify, hold harmless, reimburse and defend Lender, and Lender’s partners, officers, directors, agents, representatives, affiliates, members, managers, and employees, against any claim, cost, expense, liability, obligation, loss or damage (including, without limitations, reasonable legal fees) of any nature, incurred by or imposed upon them which results, arises out of, or is based upon: (a) any misrepresentation by the Company or any of its Subsidiaries, or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, or in any exhibits or schedules attached hereto, and (b) any breach or default in performance by Company or any of its Subsidiaries of the their obligations hereunder.

5.4           Stop-Orders.  The Company shall advise the Lender, promptly after the Company receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

5.5           Publicly Traded Common Stock.

(i)           Listing.  The Company shall (a) do all things necessary for the continuation of its listing or quotation, as applicable, on the trading market upon which shares of its Common Stock are listed or quoted, as applicable; (b) promptly secure the listing or quotation, as applicable, of the shares of Common Stock into which the Warrant is exercised on the trading market upon which shares of Common Stock are listed or quoted, as applicable, (subject to official notice of issuance) and maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable; and (c) comply in all material respects with its reporting, filing and other obligations under the by-laws or rules of FINRA and such exchanges, as applicable.

(ii)           Compliance with Laws.  Neither the Company nor any of its Subsidiaries shall be in violation of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the trading market promulgated thereunder in respect of the conduct of its business or the ownership of its properties which will have, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii)           SEC Reports and Financial Statements.  (a) The Company shall timely file the SEC its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and reports on Form 8-K, and all other periodic reports required to be filed by the Company under the Exchange Act  (collectively, the “SEC Reports”); (b) each SEC Report shall be, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in such SEC Reports, as of their respective filing dates, shall contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) such financial statements shall be prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and shall fairly present in all material respects the financial condition, the results of operations and cash flows of the Company and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

5.6           Market Regulations.  The Company shall notify the SEC, FINRA and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Warrant and the Warrant Shares to the Lender and promptly provide copies thereof to the Lender.

5.7           Reporting Requirements.  The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

5.8           Resales of Securities.  The Company agrees to cooperate with the Lender in connection with all resales pursuant to Rule 144 and shall cause to be provided to the Lender and to the Company’s transfer agent legal opinions necessary to allow such resales upon expiration of the applicable holding period provided the Company and its counsel receive reasonably requested representations from the Lender and broker, if any.

5.9           Compliance with Laws.  The operation of each of the Company’s and each of its Subsidiaries’ business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

5.10            Offering Restrictions.  Neither the Company nor any of its Subsidiaries shall (x) enter into any equity line of credit agreement or similar agreement with a floorless pricing feature or (y) issue, or enter into any agreement to issue, any securities with a floorless variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e., common stock subject to a registration statement).

5.11           Authorization and Reservation of Shares.  The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrant.

6.           Miscellaneous.

6.1           Notices.  All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by registered or certified mail, (b) delivered by hand, or (c) delivered by national overnight courier service with next Business Day delivery,  and shall be deemed to have been duly given or made  (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) one (1) Business Day after deposit with a national overnight courier with all charges prepaid, or (iii) when hand-delivered. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

 If to the Company:

                         The Mint Leasing, Inc.
                         323 N. Loop West
                         Houston, TX 77008
                         Attention: Jerry Parish

With a copy to:

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Attention: David M. Loev

If to Lender:

MNH Management LLC
7 West 51st Street
New York, NY 10019
Attention: Greg Zilberstein and Alexandre Speaker

With a copy to:

Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention:  Adam Stein

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to the Company’s counsel is an accommodation  only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by  the Company at the address set forth above, irrespective of whether such notice is received by the Company’s counsel.

6.2           Amendment.  Any modification or amendment shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision shall be in writing and signed by each affected party hereto or thereto, as applicable.

6.3           Construction.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or its counsel having, or being deemed to have, structured or drafted such provision.

6.4           Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, representations, warranties, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

6.5           Headings.  Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

6.6           Severability.  Every provision of this Agreement is intended to be severable.  If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified.  In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

6.7           Successors and Assigns.  All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that nothing in this Agreement, express or implied, shall confer on the Company the right to assign any of its rights or obligations hereunder at any time. Lender may assign any or all of its rights or obligations hereunder together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto.

6.8           Survival.  All covenants, agreements, representations and warranties made by the Company herein or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

6.9           No Waiver; Rights and Remedies.  A waiver of a breach of any term, covenant or condition of this Agreement shall not operate or be construed as a continuing waiver of such term, covenant or condition, or breach, or of any other term, covenant or condition, or breach by such party.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.  Lender is entitled to exercise all rights and remedies available to it at law or in equity in connection with this Agreement.  The rights and remedies of Lender hereunder are several and cumulative at Lender’s discretion and may be exercised at Lender’s discretion.

6.10          APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH THE COMPANY HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER.  THE COMPANY AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

6.10          WAIVER OF JURY TRIAL.  THE COMPANY HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE COMPANY AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN THE COMPANY AND LENDER.  THE COMPANY WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

6.11          CONSENT TO JURISDICTION.  THE COMPANY HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO.  IN ANY SUCH ACTION OR PROCEEDING, THE COMPANY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, THE COMPANY CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS AND WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING..

6.12           Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

6.13           Multiple Warrants.    Notwithstanding anything in this Agreement to the contrary, in the event that the Warrant is issued by the Company in the form of two warrants for the same aggregate number of Warrant Shares in accordance with the Lender’s request, with one warrant issued to Lender and another issued to Raven Asset-Based Opportunity Fund I L.P. (“Raven”), each such warrant shall be deemed to be a “Warrant” hereunder and each of Lender and Raven shall be deemed to be a “Lender” hereunder with respect to its Warrant, with Section 6.1 (“Notices”) to be amended accordingly.

[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the parties hereto have executed this Securities Issuance Agreement as of the date set forth in the first paragraph hereof.

THE MINT LEASING, INC.

By: /s/ Jerry Parish
Name: Jerry Parish
Title: President

MNH MANAGEMENT LLC

By: MORIAH CAPITAL PARTNERS, LLC, its Managing Member

By: /s/ A. Speaker
Name: A. Speaker
Title: Managing Member

AGREED PURSUANT TO SECTION 6.13:

RAVEN ASSET-BASED OPPORTUNITY FUND I LP

By: Raven Capital Management GP LLC, its General Partner

By: /s/ Joshua A. Green
Name: Joshua A. Green
Title: Managing Member

Schedule 3.2 – Capital Stock Matters; Registration Rights

CAPITALIZATION

The Mint Leasing, Inc. (Nevada)
Common stock, 480,000,000 shares authorized at $0.001 par value
80,414,980 shares issued and outstanding
Preferred stock 20,000,000 shares authorized at $0.001 par value
Series A, 18,000,000 shares designated
No shares issued and outstanding
Series B, 2,000,000 shares authorized
2,000,000 shares issued and outstanding

The Mint Leasing, Inc. (Texas)

Common stock, 100,000 shares authorized at $1.00 par value
1,000 shares issued and outstanding and owned by The Mint Leasing, Inc. (Nevada)

Preferred stock, 20,000 shares authorized at $0.001 par value
Series A, 20,000 shares designated
No shares issued and outstanding

The Mint Leasing North, Inc.

Common stock, 100,000 shares authorized at $1.00 par value
1,000 shares issued and outstanding and owned by The Mint Leasing, Inc. (Nevada)

The Mint Leasing South, Inc.

Common stock, 100,000 shares authorized at $1.00 par value
1,000 shares issued and outstanding and owned by The Mint Leasing, Inc. (Nevada)

The Mint Leasing South, LLC

N/A – 100% owned by The Mint Leasing, Inc. (Nevada)

OPTIONS/WARRANTS RELATING TO THE MINT LEASING, INC. (NEVADA)

Options to purchase 2,000,000 common shares of stock granted to Jerry Parish, the company’s President and sole director on July 18, 2008 (all of which have vested to date), which have an exercise price of $3.00 per share and expire ten years after the grant date.

On or around July 17, 2009, the company entered into a letter agreement (the “Letter Agreement”) to confirm certain terms of its Engagement Agreement with a placement agent. Pursuant to the Letter Agreement, the agent agreed to waive any rights to any consideration pursuant to the Engagement Agreement in connection with funding by certain financial institutions in consideration for the grant by the company of warrants to purchase 300,000 shares of our common stock at an exercise price of $0.50 per share, which warrants have a term of 5 years, include a cashless exercise provision and piggy-back registration rights.

Schedule 3.4 - Conflicts

None

EXHIBIT A

FORM OF WARRANT

[ATTACHED]